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                     INFORMATION REQUIRED IN PROXY STATEMENT
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                                F5 Networks, Inc.
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

                                      LOGO
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 17, 2000
                            ------------------------

TO SHAREHOLDERS OF F5 NETWORKS, INC.:

     The Annual Meeting of shareholders of F5 Networks, Inc. (the "Company") will be held on February 17, 2000 at 9:00 Pacific Standard Time at the Seattle Sheraton Hotel & Towers, 1400 6th Ave., Seattle, Washington 98101 for the following purposes, as more fully described in the accompanying Proxy Statement:

          1. To elect two Class I directors to hold office until the 2003 Annual Meeting of Shareholders and until their successors are elected and qualified;

          2. To consider and vote upon a proposal to amend the F5 Networks, Inc. 1998 Equity Incentive Plan to increase the number of shares of common stock issuable under the Plan by an additional 1,000,000 shares; and

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on December 10, 1999 are entitled to notice of, and to vote at, the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Jeffrey S. Hussey

                                          Jeffrey S. Hussey
                                          Chairman, Chief Executive Officer
                                          and President

Seattle, Washington
January 17, 2000

                            YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                               F5 NETWORKS, INC.
                        200 FIRST AVENUE WEST, SUITE 500
                               SEATTLE, WA 98119
                            ------------------------

                                PROXY STATEMENT
                      1999 ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

     F5 Networks, Inc. (the "Company") is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on February 17, 2000, at 9:00 am, Pacific Standard Time at the Seattle Sheraton Hotel & Towers, 1400 6th Ave., Seattle, Washington 98101, and at any adjournments thereof (the "Annual Meeting"). These materials are being mailed to shareholders on or about January 17, 2000.

     Only holders of the Company's common stock (the "Common Stock") as of the close of business on December 10, 1999 (the "Record Date") are entitled to vote at the meeting. As of the Record Date, there were 21,013,980 shares of Common Stock outstanding.

     A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.

     Each shareholder of record is entitled to one vote at the Annual Meeting for each share of Common Stock held by them on the Record Date. Shareholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this Proxy Statement and for approval of the proposed amendment to the Company's 1998 Equity Incentive Plan (the "1998 Plan"). The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

     Under Washington law and the Company's Second Amended and Restated Articles of Incorporation and Bylaws, if a quorum exists at the meeting, (a) the two nominees for director who receive the greatest number of votes cast will be elected to the Board of Directors and (b) the proposal to amend the 1998 Plan to increase the number of shares of Common Stock reserved for issuance under the Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions and broker non-votes will have no impact on the election of directors since they have not been cast in favor of or against any nominee, nor will they have any effect on the proposal to amend the 1998 Plan, since approval of this proposal is based solely on the number of votes actually cast.

     A shareholder may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Corporate Secretary of the Company at 200 First Avenue West, Suite 500, Seattle, Washington 98119 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the shareholder actually votes in person at the meeting.

     The proxy card accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors, and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

                               BOARD OF DIRECTORS

     The Board of Directors of the Company currently consists of six directors divided into three classes. Currently, the Class I directors are Karl D. Guelich and Sonja L. Hoel; the Class II directors are Alan J. Higginson and Keith D. Grinstein; and the Class III directors are Carlton G. Amdahl and Jeffrey S. Hussey. Sonja L. Hoel will not stand for re-election to the Board of Directors, and the number of directors will be reduced to five after the Annual Meeting. Successors to the class of directors whose term expires at any annual meeting are elected for three-year terms. Mr. Grinstein joined the Board in December 1999, when the Board of Directors increased the size of the Board to six directors and appointed Mr. Grinstein to fill the Class II director vacancy created by such increase. Since Mr. Grinstein was appointed by the existing directors and not elected by shareholders, his term will expire at the Annual Meeting, even though he is a Class II director and the term for the Class II directors does not expire this year. In order to fill the vacancy in Class I created by Ms. Hoel's decision to not stand for re-election, Mr. Grinstein has been nominated for election as a Class I director. Accordingly, at the Annual Meeting, the shareholders will vote on the election of two Class I directors to serve for three-year terms until the annual meeting of shareholders in 2003 and until their successors are elected and qualified. At present, the Class II directors will hold office until the Company's 2001 annual meeting and the Class III directors will hold office until the Company's 2002 annual meeting. All directors will hold office until the annual meeting of shareholders at which their terms expire and the election and qualification of their successors.

COMPENSATION OF DIRECTORS

     Directors currently receive no cash compensation from the Company for their services as members of the Board of Directors. They are reimbursed for certain expenses in connection with attending board and committee meetings. From time to time, certain non-employee directors have received grants of options to purchase shares of Common Stock. In May 1996, Mr. Higginson was granted an option to purchase 84,000 shares of Common Stock at an exercise price of $0.50 per share. In May 1998, Mr. Amdahl was granted an option to purchase 84,000 shares of Common Stock at an exercise price of $0.50 per share. Eligible non-employee directors receive automatic option grants under the Company's 1999 Non-Employee Directors' Option Plan with an exercise price equal to the fair market value of the Common Stock on the date of grant. These options are fully vested and exercisable on the date of grant. In June 1999, Mr. Guelich was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $18.00 per share under this plan, and in December 1999, Mr. Grinstein was granted an option to purchase 5,000 shares of common stock at an exercise price of $118.50 per share under this plan. On the day after each annual meeting of shareholders, each eligible non-employee director who has been a non-employee director for at least the prior six months will automatically receive a fully vested and exercisable option to purchase 5,000 shares of Common Stock with an exercise price equal to the fair market value of the stock on the date of grant. In December, 1999, Mr. Grinstein was also granted an option to purchase 5,000 shares of Common Stock at an exercise price of $118.50 under the Company's 1998 Equity Incentive plan.

COMMITTEES OF THE BOARD

     The Board has standing Audit and Compensation Committees.

     The Audit Committee's function is to review the results of the audit of the Company performed by the Company's independent public accountants and to review and evaluate internal accounting policies. The Audit Committee also conducts such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, the Company and its independent public accountants. The Audit Committee consists of Messrs. Guelich, Higginson and Grinstein.

     The Compensation Committee's function is to review and recommend to the Company's Board of Directors, the compensation and benefits of all officers of the Company and establish and review general policies relating to compensation and benefits for all employees. The Compensation Committee consists of Ms. Hoel, until the expiration of her term following the Annual Meeting, and Messrs. Higginson, Guelich and Grinstein.

     The Board of Directors does not have a standing nominating committee. The Board of Directors will consider written proposals from shareholders for nominees for director which are submitted to the Secretary of the Company in accordance with the procedures contained in this Proxy Statement under the caption, "Shareholder Proposals for 2001 Annual Meeting" below.

MEETINGS OF THE BOARD AND COMMITTEES

     The Company's Board of Directors met 13 times during fiscal 1999. The Audit Committee met 3 times and the Compensation Committee met 5 times during fiscal 1999. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on either the Audit or Compensation Committees attended at least 75% of the committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during fiscal 1999 were Ms. Hoel and Messrs. Higginson and Guelich. In addition, Kent L. Johnson also served on this committee before resigning from the Board of Directors effective October 5, 1999. None of the Company's executive officers served during fiscal 1999 as a member of the board of directors or compensation committee of any entity that has had one or more executive officers which served as a member of the Company's Board of Directors or Compensation Committee.

NOMINEES AND CONTINUING DIRECTORS

     The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual
Meeting:

     Jeffrey S. Hussey, age 38, co-founded the Company in February 1996 and has been the Company's Chairman of the Board, Chief Executive Officer and President since that time. From February 1996 to March 1999, Mr. Hussey also served as the Company's Treasurer. He has served as a director of F5 Networks, Limited, a wholly owned subsidiary of the Company, since July 1999. From June 1995 to February 1996, Mr. Hussey served as Vice President of Alexander Hutton Capital L.L.C., an investment banking firm. From September 1993 to July 1995, Mr. Hussey served as President of Pacific Comlink, an inter-exchange carrier providing frame relay and Internet access services to the Pacific Rim, which he founded in September 1993. Mr. Hussey holds a B.A. in Finance from Seattle Pacific University and an M.B.A. from the University of Washington.

     Carlton G. Amdahl, age 47, has served as one of the Company's directors since May 1998. Mr. Amdahl operates Amdahl Associates, a consulting firm specializing in technology management, product strategy and system architecture. Mr. Amdahl has served as President of Network Caching Technology L.L.C., an intellectual property and patent licensing company, since February 1999. From October 1997 to October 1999, Mr. Amdahl served as President and Chief Executive Officer of Inca Technology, a network caching company. From 1985 to January 1996, Mr. Amdahl served as Chairman of the board of directors and Chief Technical Officer of NetFRAME Systems, a high performance network server company, which he founded in 1985. Mr. Amdahl is a Stanford University Sloan Fellow and holds a B.S. degree in Electrical Engineering and Computer Science from the University of California, Berkeley and an M.S. in Management from Stanford University.

     Karl D. Guelich, age 57, has served as a director of the Company since June 1999. Mr. Guelich has been in private practice as a certified public accountant since his retirement from Ernst & Young in 1993, where he served as the Area Managing Partner for the Pacific Northwest offices headquartered in Seattle from October 1986 to November 1992. Mr. Guelich holds a B.S. degree in Accounting from Arizona State University.

     Alan J. Higginson, age 52, has served as one of the Company's directors since May 1996. From November 1995 to November 1998, Mr. Higginson served as President of Atrieva Corporation, a provider of advanced data backup and retrieval technology. From May 1990 to November 1995, Mr. Higginson served as Executive Vice President of Worldwide Sales and Marketing for Sierra On-line, a developer of multimedia software for the home personal computer market. From May 1990 to November 1995, Mr. Higginson served as President of Sierra On-line's Bright Star division, a developer of educational software. Mr. Higginson holds a B.S. in Commerce and an M.B.A. from the University of Santa Clara.

     Keith D. Grinstein, age 39, has served as one of our directors since December 1999. Mr. Grinstein has been the Vice Chairman of Nextel International, Inc. since September 1999. From January 1996 to September 1999, Mr. Grinstein served as President, Chief Executive Officer and as a director of Nextel International, Inc. From January 1991 to December 1995, Mr. Grinstein was President and Chief Executive Officer of the aviation communications division of AT&T Wireless Services, Inc. Mr. Grinstein held a number of positions at McCaw Cellular and its subsidiaries, including Vice President, General Counsel and Secretary of LIN Broadcasting Company, a subsidiary of McCaw Cellular, and Vice President and Assistant General Counsel of McCaw Cellular. Mr. Grinstein received a BA from Yale University and a JD from Georgetown University.

     There are no family relationships among any of the Company's directors or executive officers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding ownership of the Common Stock as of December 10, 1999 by (a) each person known to the Company to own more than 5% of the outstanding shares of the Common Stock on December 10, 1999, (b) each director and nominee for director of the Company, (c) the Company's Chief Executive Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the "SEC") or other reliable information.

                                                               NUMBER OF SHARES OF       PERCENT OF
                                                                  COMMON STOCK          COMMON STOCK
                    NAME AND ADDRESS(1)                       BENEFICIALLY OWNED(2)    OUTSTANDING(2)
                    -------------------                       ---------------------    --------------
Britannia Holdings Limited(3)...............................        2,675,000               12.7%
  P.O. Box 556
  Main Street
  Charlestown, Nevis
FMR Corp.(4)................................................        2,303,550               11.0%
  82 Devonshire Street
  Boston, MA 02109
Menlo Ventures VII, L.P.(5).................................        1,437,852                6.8%
  3000 Sand Hill Rd., Bldg. 4-11
  Menlo Park, CA 94025
Cypress Partners Limited Partnership(6).....................        1,125,000                5.3%
  P.O. Box 9006
  Seattle, WA 98109
Encompass Ventures, Inc(7)..................................        1,100,000                5.2%
  777 108th Avenue NE., Suite 2300
  Bellevue, WA 98004
Jeffrey S. Hussey(8)........................................        2,400,000               11.4%
Steven Goldman(9)...........................................          181,000                  *
Robert J. Chamberlain(10)...................................          150,000                  *
Brett L. Helsel(11).........................................           83,595                  *
Carlton G. Amdahl(12).......................................           65,500                  *
Keith D. Grinstein(13)......................................           10,000                  *
Karl D. Guelich(14).........................................            5,000                  *
Alan J. Higginson (15)......................................          121,300                  *
Sonja L. Hoel(5)............................................        1,437,852                6.8%
All directors and executive officers as a group (9
  persons)(16)..............................................        4,454,247               21.3%

---------------
 (1) Unless otherwise indicated, the address of each of the named individuals is c/o F5 Networks, Inc., 200 First Avenue West, Suite 500, Seattle, Washington 98119.

 (2) Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after December 10, 1999. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

 (3) The number of shares held is based solely on filings made by Britannia Holdings Limited pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Duvall Trust is the sole shareholder of Britannia Holdings Limited. The Elfin Trust Company Limited, a Guernsey corporation, is the trustee of the Duvall Trust. Mr. Peter Howe is the trustee for the Elfin Trust Company Limited.

 (4) The number of shares held is based solely on the Schedule 13G filed on December 10, 1999 by FMR Corp., a parent holding corporation, Edward C. Johnson 3d, Abigail Johnson, Fidelity Management & Research Company ("Fidelity") and Fidelity Aggressive Growth Fund, pursuant to Rule 13d-1(b) or

     13d-2(b) under the Exchange Act. The Schedule 13G indicates that Fidelity, a wholly-owned subsidiary of FMR Corp. and registered investment adviser is the beneficial owner of 2,144,350 shares as a result of Fidelity's role as investment adviser to various registered investment companies (the "Funds"), including Fidelity Aggressive Growth Fund which owns 1,345,100 shares of common stock. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity and the Funds, each has sole power to dispose of the 2,144,350 shares owned by the Funds. However, neither Edward C. Johnson nor FMR Corp. has the sole power to vote or direct the voting of the shares owned directly by the Funds which power resides with the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp and a bank, is the beneficial owner of 137,800 shares as a result of its serving as investment manager of various institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole power to dispose of the 137,800 shares and sole power to vote or direct the voting of 132,900 shares and no power to vote or direct the voting of 4,900 shares owned by the institutional accounts. Fidelity International Limited ("FIL"), an investment adviser to various investment companies and certain institutional investors is a beneficial owner of 21,400 shares of common stock and has sole power to vote and dispose of such shares. FMR Corp. reported such shares on a voluntarily basis as if all of the shares are beneficially owned by FMR Corp. and FIL on a joint basis. Through their ownership of common stock of FMR Corp. and the execution of a shareholders' voting agreement, the Johnsons may be deemed to form a controlling group of FMR Corp.

 (5) The number of shares is based solely on the filings made by Menlo Ventures VII, L.P. and Menlo Entrepreneurs Fund VII, L.P. pursuant to Section 16(a) of the Exchange Act. Ms. Hoel is a managing director and general partner of Menlo Ventures. The shares listed represent 1,379,897 shares held by Menlo Ventures VII, L.P. and 57,955 shares held by Menlo Entrepreneurs Fund VII, L.P. Ms. Hoel disclaims beneficial ownership of all shares held by Menlo Entrepreneurs Fund VII, L.P. except to the extent of her pro rata interest in this partnership.

 (6) The number of shares is based solely on the stock records of the Company.

 (7) The number of shares is based solely on the stock records of the Company.

 (8) Does not include 350,000 shares held by Brian Dixon as trustee of the Hussey Family Trust fbo Mr. Hussey's minor child. Mr. Hussey disclaims any beneficial ownership of the shares held by the trust.

 (9) Includes 138,750 shares issuable upon exercise of options exercisable within 60 days of December 10, 1999.

(10) Consists of shares acquired upon exercise of unvested stock options. These shares were issued in exchange for a note receivable and are all subject to a right of repurchase by the Company.

(11) Includes 28,595 shares issuable upon exercise of options exercisable within 60 days of December 10, 1999.

(12) Includes 37,500 shares issuable upon exercise of options exercisable within 60 days of December 10, 1999.

(13) Consists of shares issuable upon exercise of options exercisable within 60 days of December 10, 1999.

(14) Consists of shares issuable upon exercise of options exercisable within 60 days of December 10, 1999.

(15) Includes 84,000 shares issuable upon exercise of options exercisable within 60 days of December 10, 1999.

(16) Includes 150,000 shares subject to repurchase by the Company and 289,245 shares issuable upon exercise of options exercisable within 60 days of December 10, 1999.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     In March 1999, the Company issued 150,000 shares of the Company's Common Stock to Robert J. Chamberlain, the Company's Vice President of Finance, Chief Financial Officer and Treasurer, in exchange for a promissory note. These shares were acquired by Mr. Chamberlain upon the exercise of stock options that vest over a period of four years. The note bears interest at a rate of 4.83%, is collateralized by the shares and partially guaranteed by Mr. Chamberlain and is due in 2003. Under the related pledge agreement, the Company has the obligation to repurchase any remaining unvested shares, and the note becomes due upon Mr. Chamberlain's termination. Further, the shares may not be transferred until they are vested and paid for except under certain circumstances as provided under the pledge agreement.

     The Company has entered into indemnification agreements with the Company's directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with the Company's future directors and certain future officers.

     The Company believes that the foregoing transactions were in the Company's best interest and were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and any of the Company's officers, directors or principal shareholders will be approved by a majority of the independent and disinterested members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with the Company's bona fide business purposes.

CHANGE OF CONTROL ARRANGEMENTS

     Upon certain changes in control of the Company as provided under the 1998 Equity Incentive Plan, all outstanding stock awards under this plan will either be assumed or substituted by the surviving entity. If the surviving entity determines not to assume or substitute these awards, then with respect to persons whose service with the Company or an affiliate of the Company has not terminated before the change in control, the vesting of 50% of these stock awards and the time during which these awards may be exercised will be accelerated and the awards terminated if not exercised before the change in control.

     Upon certain changes of control of the Company as provided under the Amended and Restated 1996 Stock Option Plan, or in the case of a dividend in excess of 10% of the then fair market value of the Company's stock, all outstanding options under this plan will automatically become fully vested and exercisable for the duration of the option term.

     Pursuant to the terms of an agreement between the Company and Mr. Goldman, in the event of a business combination in which the Company is not the surviving entity, if the surviving entity terminates Mr. Goldman as Senior Vice President of Sales, Marketing and Services or changes his position to one that is not equal or greater in scope, responsibility, compensation or stature, then Mr. Goldman may be entitled to a severance payment equal to his 1998 compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under SEC rules, the Company's directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes during fiscal 1999, such SEC filing requirements were satisfied with the following exceptions: the Forms 3 required to be filed by Menlo Ventures VII, L.P., Menlo Entrepreneurs Fund VII L.P.and certain of its partners to disclose their initial ownership were filed one day late and Brett Helsel filed one late Form 4 disclosing a single transaction.

                             EXECUTIVE COMPENSATION

     The following tables and descriptive materials set forth information concerning compensation earned for services rendered to the Company by (a) the Chief Executive Officer of the Company (the "CEO"), and (b) the Company's other executive officers whose salary and bonus for fiscal 1999 exceeded $100,000 and who were serving as executive officers of the Company at the end of the 1999 fiscal year (collectively, together with the CEO, the "Named Executive Officers").

SUMMARY OF COMPENSATION

     The following table summarizes the compensation earned by the Named Executive Officers during fiscal 1999 and 1998.

                                                                                            LONG TERM
                                                             ANNUAL COMPENSATION           COMPENSATION
                                                     -----------------------------------   ------------
                                                                            OTHER ANNUAL    SECURITIES
                                                      SALARY    BONUS (1)   COMPENSATION    UNDERLYING
        NAME AND PRINCIPAL POSITION           YEAR     ($)         ($)          ($)         OPTIONS(#)
        ---------------------------           ----   --------   ---------   ------------   ------------
Jeffrey S. Hussey...........................  1999   $233,730   $222,557
Chairman of the Board, President and          1998   $113,749   $  3,196
  Chief Executive Officer
Steven Goldman..............................  1999   $120,000   $132,550                     149,998
  Vice President of Sales Marketing           1998   $120,000   $ 51,444                     237,000
  and Services
Brett L. Helsel.............................  1999   $150,000   $ 72,540       $5,250(2)      96,000
  Vice President of Product Development       1998   $ 57,634   $ 12,923       $1,493(2)     200,000
  and Chief Technical Officer
Robert J. Chamberlain.......................  1999   $ 86,923   $ 65,689                     150,000(3)
  Vice President of Finance and
  Chief Financial Officer

     (1) Includes bonus amounts earned in the fiscal year but actually paid in the following fiscal year.

     (2) Consists of car lease payments or car allowance.

     (3) The options to purchase these shares were exercised prior to vesting and the shares issued upon exercise are subject to a right of repurchase by the Company. See "Certain Relationships and Transactions" above.

OPTIONS GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the award of stock options to the Named Executive Officers during fiscal 1999.

                                         PERCENT OF
                                           TOTAL                                  POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF     OPTIONS                                    ASSUMED ANNUAL RATES OF
                            SECURITIES   GRANTED TO                                STOCK PRICE APPRECIATION FOR
                            UNDERLYING   EMPLOYEES    EXERCISE OR                         OPTION TERM(2)
                             OPTIONS     IN FISCAL    BASE PRICE    EXPIRATION    ------------------------------
           NAME             GRANTED(#)    YEAR(1)       ($/SH)         DATE           5%($)           10%($)
           ----             ----------   ----------   -----------   ----------    -------------    -------------
Steven Goldman............   50,438(3)       3.6%        $0.75       10/28/08      $  290,804       $  485,464
                             99,560(3)       7.1%        $1.50         1/1/09      $  985,869       $1,658,291
Brett L. Helsel...........   33,626(3)       2.4%        $0.75       10/28/08      $  193,873       $  323,649
                             62,374(3)       4.5%        $1.50         1/1/09      $  617,643       $1,038,914
Robert J. Chamberlain.....  150,000(4)      10.7%        $5.00         3/2/09      $1,449,007       $2,751,552

---------------
(1) The total number of stock options granted in fiscal 1999 by the Company was 1,346,496 to approximately 150 employees.

(2) These assumed rates of appreciation are provided in order to comply with requirements of the SEC, and do not represent the Company's expectation as to the actual rate of appreciation of the Common Stock. The actual value of the options will depend on the performance of the Common Stock, and may be greater or less than the amounts shown.

(3) The options granted to Messrs. Goldman and Helsel were 50% vested on receipt, with the balance vesting in two equal annual increments.

(4) The terms of these options provided that the options would vest with respect to 25% of the underlying shares one year after the date of grant, with the balance vesting in equal monthly increments over the following three years. However, these options were exercised in March 1999 and the shares issued upon exercise are subject to a right of repurchase by the Company. See "Certain Relationships and Transactions" above.

EXERCISE OF STOCK OPTIONS AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning the exercise of stock options during fiscal 1999 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                            SEPTEMBER 30, 1999(#)       SEPTEMBER 30, 1999($)(2)
                            SHARES                       ---------------------------   ---------------------------
                          ACQUIRED ON       VALUE        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          NAME            EXERCISE(#)   REALIZED($)(1)       (#)            (#)            ($)            ($)
          ----            -----------   --------------   -----------   -------------   -----------   -------------
Robert J. Chamberlain...    150,000(3)    $  600,000             0              0      $        0     $         0
Steven Goldman..........     33,000       $  214,500       101,250        193,498      $6,837,952     $13,058,355
Brett L. Helsel.........     80,000       $2,661,110        18,002        197,998      $1,197,133     $13,389,476

---------------
(1) Based on the market value of the Common Stock at the exercise date, less the exercise price, multiplied by the number of shares acquired upon exercise.

(2) Based on the $68.00 per share market value of the Common Stock at September 30, 1999, less the exercise price, multiplied by the number of shares underlying the option.

(3) The options to purchase these shares were exercised prior to vesting and the shares issues upon exercise are subject to a right of repurchase by the Company. See "Certain Relationships and Transactions" above.

REPORT OF COMPENSATION COMMITTEE

     The compensation committee is comprised of four members of the board of directors who are not employees of the Company. It is responsible for setting and monitoring policies governing compensation of executive officers. The compensation committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and option grants under the Company's stock option plans. The objectives of the committee are to correlate executive compensation with our business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to its long-term success.

  Salary

     The compensation committee annually assesses the performance and sets the salary of the President and Chief Executive Officer, Jeffrey S. Hussey. In turn, Mr. Hussey annually assesses the performance of all other executive officers and recommends salary increases which are reviewed and approved by the compensation committee.

     In particular, Mr. Hussey's compensation as President and Chief Executive Officer is based on compensation levels of President/Chief Executive Officers of comparable size technology companies. A portion of Mr. Hussey's compensation consists of incentive compensation that is based on the Company's financial performance.

     In determining executive officer salaries, the compensation committee reviews recommendations from Mr. Hussey which include information from salary surveys covering technology companies in the Seattle and San Francisco Bay areas, individual performance levels and the Company's financial condition. The compensation committee also considers incentive compensation based on the Company's financial performance.

     Bonuses for Mr. Hussey and the other executive officers are paid on a quarterly basis according to a formula based on actual financial results in certain target areas specific to each executive.

  Stock Options

     The compensation committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's shareholders and, therefore, periodically grants stock options under our employee stock option plans. Stock options are typically granted at the current market price and will only have value if the Company's stock price increases over the exercise price.

     The compensation committee determines the size and frequency of option grants for executive officers, based on recommendations from the Chief Executive Officer. Recommendations for options are based on the relative position and responsibilities of each executive officer, previous and expected contributions of each officer to the Company's, and previous options grants to such executive officers. Generally option grants vest over a four year period. Several below-market grants have been given to certain executive officers that vested 50% upon receipt, with the balance vesting in two equal annual installments.

     Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The compensation committee is aware of this limitation and believes no compensation paid by the Company during fiscal 1999 will exceed the $1 million limitation.

                                          Compensation Committee

                                          Karl D. Guelich, Chair
                                          Alan J. Higginson
                                          Sonja L. Hoel

STOCK PRICE PERFORMANCE

     The graph below compares the annual percentage change in the cumulative total return on the Common Stock with the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Computer Manufacturer Stocks Index for the period commencing June 4, 1999 the date of the Company's initial public offering, and ending September 30, 1999.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                            AMONG F5 NETWORKS INC.,
                  NASDAQ STOCK MARKET (US COMPANIES) INDEX AND
                   NASDAQ COMPUTER MANUFACTURER STOCKS INDEX

                              [PERFORMANCE GRAPH]

Assumes that $100 was invested June 4, 1999 in the Company's Common Stock and in each index, and that all dividends were reinvested, Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will vote on the election of two Class I directors to serve for three-year terms until the annual meeting of shareholders in 2003 and until their successors are elected and qualified. The Board of Directors has unanimously nominated Karl D. Guelich and Keith D. Grinstein for election to the Board of Directors as Class I directors. The nominees have indicated that they are willing and able to serve as directors. If either nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting. The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Shareholders do not have cumulative voting rights in the election of directors.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                         THE ELECTION OF BOTH NOMINEES.

     Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Messrs. Guelich and Grinstein.

            PROPOSAL 2: AMENDMENT TO THE 1998 EQUITY INCENTIVE PLAN

     At the Annual Meeting, the shareholders of the Company will be asked to approve an amendment to the 1998 Equity Incentive Plan (the "1998 Plan") which, if approved, will increase the number of shares of Common Stock available for purchase under the 1998 Plan by 1,000,000 shares, to an aggregate of 3,300,000 shares. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company represented and voting at the Annual Meeting is required to adopt the amendment to the 1998 Plan.

     The Board of Directors believes that the 1998 Plan has contributed to strengthening the incentive of participating employees to achieve the objectives of the Company and its shareholders by encouraging employees to acquire a greater proprietary interest in the Company. The Board of Directors believes that additional shares must be reserved for use under the 1998 Plan to enable the Company to attract and retain key employees through the granting of options under the 1998 Plan. The proposed increase in the number of shares under the 1998 Plan is not required or intended to cover awards previously made under the 1998 Plan. As such, no new plan benefits have been granted to date, and future awards under the 1998 Plan are not yet determinable.

DESCRIPTION OF THE 1998 PLAN

     A copy of the 1998 Plan is attached to this proxy statement. The following description of the 1998 Plan is a summary and so is qualified by reference to the complete text of the 1998 Plan.

     General. The 1998 Plan provides for grants of incentive stock options ("ISOs") that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to employees, including officers, of F5 Networks or any affiliate of F5 Networks, and nonstatutory stock options ("NSOs"), restricted stock purchase awards ("Restricted Stock Awards"), and stock bonuses to employees, including officers, or directors of and consultants to F5 Networks or any affiliate of F5 Networks. As of December 10, 1999, the Company had approximately 200 employees, 5 non-employee directors and 10 consultants who would be eligible to participate in the 1998 Plan.

     The 1998 Plan was adopted by the Board of Directors on October 22, 1998 and the Company's shareholders approved it on November 12, 1998. Initially, 800,000 shares were reserved for issuance under the 1998 Plan. In April, 1999, an additional 1,500,000 shares were reserved for issuance under the 1998 Plan, which increase was approved by shareholders in May, 1999.

     The Board of Directors or a committee appointed by the Board administers the 1998 Plan. The Board of Directors has the authority to determine which recipients and what types of awards are to be granted, including the exercise price, number of shares subject to the award and the exercisability of the awards. Any award may be granted either alone or in tandem with other awards.

     Options. Options granted under the 1998 Plan may be ISOs or NSOs. The term of a stock option granted under the 1998 Plan generally may not exceed 10 years. The Board of Directors determines the exercise price of options granted under the 1998 Plan. However, in the case of an ISO, the exercise price cannot be less than 100% of the fair market value of the Company's Common Stock on the date of grant and, in the case of an NSO, the exercise price cannot be less than 50% of the fair market value of the Company's Common Stock on the date of grant. Options granted under the 1998 Plan vest at the rate specified in the option agreement.

     Except as expressly provided by the terms of an NSO agreement, an optionee may not transfer options other than by will or the laws of descent or distribution, provided that an optionee may designate a beneficiary who may exercise the option following the optionee's death. An optionee whose relationship with the Company or any related corporation ceases for any reason, except by death or permanent and total disability, generally may exercise vested options up to three months following cessation. Vested options may generally be exercised for up to 12 months after an optionee's relationship with F5 Networks or any affiliate of F5 Networks ceases due to disability and for generally up to 18 months after the relationship with F5 Networks or any affiliate of F5 Networks ceases due to death. However, options may terminate or expire sooner or later as may be determined by the Board of Directors and set forth in the option agreement.

     No ISO may be granted to any person who, at the time of the grant, owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of F5 Networks or any affiliate of F5 Networks, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of the Company's Common Stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year under the 1998 Plan and all other stock plans of the Company and its affiliates may not exceed $100,000. The options, or portions of the options, which exceed this limit are treated as NSOs.

     No person may be granted options under the 1998 Plan covering an aggregate of more than 200,000 shares of Common Stock in any calendar year. The Company believes that with this limitation and other provisions of the 1998 Plan, options granted under the 1998 Plan that have an exercise price equal to or greater than the fair market value of the stock subject to the option on the date of grant will generate "qualified performance-based compensation" within the meaning of section 162(m) of the Internal Revenue Code and will therefore not be subject to the $1,000,000 cap on deductibility for federal income tax purposes of certain compensation payments in excess of $1,000,000. See "Certain Federal Income Tax Consequences" below.

     Restricted Stock Awards and Stock Bonuses. Restricted Stock Awards granted under the 1998 Plan may be granted pursuant to a repurchase option in the Company's favor in accordance with a vesting schedule determined by the Board. The purchase price of these awards will be at least 50% of the fair market value of the Company's Common Stock on the date of grant. Stock bonuses may be awarded in consideration for past services. Rights under a stock bonus or restricted stock purchase agreement may not be transferred other than by will or by the laws of descent and distribution unless the stock bonus or restricted stock purchase agreement specifically provides for transferability.

     Change of control provisions. Upon certain changes in control of the Company as provided under the 1998 Plan, the surviving entity will either assume or substitute all outstanding stock awards under the 1998 Plan. If the surviving entity determines not to assume or substitute these awards, then with respect to persons whose service with F5 Networks or an affiliate of F5 Networks has not terminated before the change in control, the vesting of 50% of these stock awards (and the time during which these awards may be exercised) will accelerate and the awards terminated if not exercised before the change in control.

     As of December 10, 1999, the Company had issued 192,658 shares upon the exercise of options granted under the 1998 Plan and options to purchase 916,923 shares were outstanding with 1,190,419 shares reserved for future grants or purchases under the 1998 Plan. The 1998 Plan will terminate on October 21, 2008, unless terminated sooner by the Board. Shares subject to stock awards that have lapsed or terminated, without having been exercised in full, may again become available for the grant of awards under the 1998 Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT, OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

INCENTIVE STOCK OPTIONS

     Awards and Exercise of Options. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). The recipient of an Option (the "Optionee") does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the Option exercise price (the "Option Spread") is includable in the Optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, any limitations on resale of shares imposed under Section 16(b) of the Exchange Act). In addition, when stock is acquired subject to a "substantial risk of forfeiture", an Optionee's holding period for purposes of determining whether any capital gain or loss on sale is long-term will generally not begin until the restriction lapses or the Optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election").

     Sale of Option Shares. If an Optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date such shares were transferred to the Optionee, any gain from a sale of the shares other than to the Company should be taxable as capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an Optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

     Exercise With Stock. If an Optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously- owned stock is used to exercise an ISO.

NONQUALIFIED STOCK OPTIONS

     Award and Exercises of Options. An Optionee is not taxable upon the award of a NSO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the Optionee files a Section 83(b) Election with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the Optionee will not be taxable upon exercise, but instead will have ordinary income, on the date the stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the difference between the amount paid for the shares under the Option and their fair market value on such date; in addition, the Optionee's holding period will begin on that date.

     Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

     Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a NSO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

     Exercise with Stock. If an Optionee tenders Common Stock (other than statutory option stock -- see above) to pay all or part of the exercise price of a NSO, the Optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the Optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

     If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a "disqualifying disposition" of the surrendered stock.

SECTION 162(m) LIMITATIONS

     Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensation executive officers in any year after 1993. Under current regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. One such requirement is that the plan must state the maximum number of shares with respect to which option may be granted to any employee during a specified period. Accordingly, the 1998 Plan provides that no participant, with certain exceptions, may be granted options to acquire more than 200,000 shares in any year.

          THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

     Unless instructed otherwise, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for this proposal.

                                 OTHER MATTERS

     Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     The Company's Bylaws provide that advance notice of a shareholder's proposal must be delivered to or mailed and received at the Company's principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, this advance notice must be received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Company fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Each shareholder's notice must contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (C) the class and number of shares of the Company which are beneficially owned by the shareholder, (D) any material interest of the shareholder in such business and (E) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such shareholder's capacity as a proponent of a shareholder proposal.

     A copy of the full text of the provisions of the Company's Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

     Shareholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2001 Annual Meeting must submit the proposal to the Company no later than September 19, 2000. Shareholders who intend to present a proposal at the 2001 Annual Meeting without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than November 19, 2000. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                          By Order of the Board of Directors,

                                          /s/ JOANN REITER
                                          ------------------------------------
                                          Joann Reiter
                                          General Counsel and Secretary

                               F5 NETWORKS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 17, 2000

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey S. Hussey and Robert J. Chamberlain or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of F5 Networks, Inc. (the "Company") to be held on February 17, 2000 at 9:00 a.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

      Please date, sign and mail your proxy card back as soon as possible!


                         (TO BE SIGNED ON REVERSE SIDE)

    Please mark our
[X] votes as in this
    example


                 FOR   AGAINST                                                                         FOR   AGAINST  ABSTAIN
1. Election of   [ ]     [ ]      Nominees: Class I                 2. Approval of Amendment to 1998   [ ]     [ ]      [ ]
   Directors                                Keith D. Grinstein         Equity Incentive Plan
                                            Karl D. Guellich

  To withhold authority to vote for any
  nominee, write full name of nominee on
  the line below:


  ______________________________________

  ______________________________________


                                                                    This proxy is revocable and when properly executed will be voted in the manner directed by the undersigned shareholder. UNLESS
                                                                    CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
                                                                    "FOR" THE PROPOSALS.


_______________________________________ Date _____________, 2000 _______________________________________ Date _____________, 2000
               Signature                                                 Signature if held jointly

NOTE: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.